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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. __)

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  |X|
         Check the appropriate box:
         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, For Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [ ]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         |X|      Soliciting Material Pursuant to Rule 14a-12

                  COMPUTER ASSOCIATES INTERNATIONAL, INC.
              (Name of Registrant as Specified in Its Charter)

                          RANGER GOVERNANCE, LTD.
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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About Ranger Governance


         Corporate governance - "The relationships among various participants in determining the direction and performance of corporations."

                                       -    Robert A.G. Monks and Nell Minow
                                            Corporate Governance, 2nd Edition*



         RANGER GOVERNANCE, LTD. WAS FORMED IN JUNE 2001 to promote state-of-the-art governance practices and to provide leadership for shareholders who are determined to influence the decisions of those who run their corporations and how they do it.

         Ranger's mission to date has been highly focused: to institute good corporate governance at Computer Associates International, Inc. as a means to act upon issues that have led to the dramatic decline in its stock price since January of 2000.

         Founded by Charles and Sam Wyly, Ranger has chosen Stephen Perkins, a seasoned corporate executive, to lead this governance renaissance. Mr. Perkins formerly served as Executive Vice President and Communications Group Software President of Sterling Commerce - a Wyly company sold to SBC Communications in early 2000 for $3.9 billion.

         There are three primary participants in the governance structure: management (led by the chief executive officer); the board of directors (led by the chairman of the board); and the shareholders. When these three elements are working in harmony - with common goals and interests - the resulting synergy is able to increase corporate performance and benefit all shareholders.

         With increasing frequency, there is a disharmony, and the interests of shareholders are not being served. When this occurs, Ranger believes shareholders have more than a right to speak out - as owners of the corporation they have that responsibility.

         Ranger is determined to serve as a catalyst for corporate owners who wish to make their voices heard. Ranger believes that strong governance will come to define the future of public corporations.

         Welcome to investing in the 21st century.


* Quote from Corporate Governance, 2nd Edition, 2001, Blackwell Publishers. Reprinted by permission.

______________________________________________________________________________

Ranger Governance, Ltd. ("Ranger") and certain other persons may be deemed participants in the solicitation of proxies from the stockholders of Computer Associates International, Inc. ("Computer Associates") in connection with Computer Associates' 2002 Annual Meeting of Stockholders. Information concerning such participants is available in Ranger's preliminary proxy statement on Schedule 14A (the "Preliminary Proxy Statement") filed by Ranger with the Securities and Exchange Commission (the "SEC") on June 27, 2002.

STOCKHOLDERS OF COMPUTER ASSOCIATES ARE ADVISED TO READ RANGER'S DEFINITIVE PROXY STATEMENT (THE "DEFINITIVE PROXY STATEMENT") IN CONNECTION WITH RANGER'S SOLICITATION OF PROXIES FROM COMPUTER ASSOCIATES STOCKHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders of Computer Associates and other interested parties may obtain, free of charge, copies of the Preliminary Proxy Statement and the Definitive Proxy Statement (when available), and any other documents filed by Ranger with the SEC, at the SEC's Internet website at www.sec.gov. The Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and these other documents may also be obtained free of charge by contacting Morrow & Co., Inc., the firm assisting Ranger in the solicitation of proxies, toll-free at 1-800-607-0088.

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